Exhibit 99.3

CERTIFICATE OF FORMATION

OF

WESTMORELAND MINING LLC

This Certificate of Formation of Westmoreland Mining LLC (the “LLC”), dated as of December 4, 2000, is being duly executed and filed by Paul W. Durham, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.).
FIRST. The name of the limited liability company formed hereby is Westmoreland Mining LLC.
SECOND. The address of the registered office of the LLC in the State of Delaware c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Paul W. Durham
Name: Paul W. Durham
Authorized Person